UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

AFFINITY GROUP HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124109	20-2428068
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive		(805) 667-4100
Ventura, CA 93001		(Registrant’s telephone
(Address of executive offices)		number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On September 14, 2009, Affinity Group Holding, Inc. (the “Company”) received consent letters (the “Institutional Consents”) from certain institutional holders of its 10 7/8% Senior Notes Due 2012 (the “AGHI Notes”) and consent letters (the “Other Consents” and collectively with the Institutional Consents, the “Consents”) from certain non-institutional holders of the AGHI Notes extending the “grace period” for payment of interest on the AGHI Notes. The Consents represent 98.9% of the outstanding principal amount of the AGHI Notes.

The Company has retained a financial advisor and engaged in discussions with the holders of the AGHI Notes regarding a refinancing or restructuring of the indebtedness of the Company and its subsidiary, Affinity Group, Inc. (“AGI”).  As part of those discussions, the Company did not pay the interest on the AGHI Notes that was due on August 15, 2009, but the indenture governing the AGHI Notes provides a 30 day grace period for the payment of interest that was to have been paid on that date.  Pursuant to the Institutional Consents, the Company has agreed to pay the legal fees for a law firm to represent the holders who signed the Institutional Consents in connection with such discussions and has paid a $150,000 retainer to that law firm.  In addition, the Company has paid consent fees to the holders who signed the Institutional Consents in the aggregate amount of $164,600.  The Institutional Consents extend the most recent interest payment date on their AGHI Notes until October 1, 2009 and provide that, subject to the sole satisfaction of the consenting holder that the Company and the consenting holder are making satisfactory progress towards a comprehensive restructuring of the financial obligations of the Company and its subsidiaries, this date may be further extended to October 9, 2009 without an additional consent fee charged to the Company.  The Other Consents extended the most recent interest payment date on their AGHI Notes until October 29, 2009 and no consent fees were paid to those holders.

On September 14, 2009, the Company paid the interest on the remaining $1,256,688 principal amount of AGHI Notes that are outstanding and for which an Institutional Consent or an Other Consent was not obtained.

Section 9 — Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Shell company transactions:  N/A

d. Exhibits:  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP HOLDING, INC.
(Registrant)

Date: September 14, 2009	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer